EXHIBIT 3.1
                                                                     -----------


                              ARTICLES OF AMENDMENT
                                     OF THE
              SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                        EMMIS COMMUNICATIONS CORPORATION


         The undersigned officer of Emmis Communications Corporation (hereinafter referred to as the "Corporation") existing pursuant to the provisions of the Indiana Business Corporation Law, as amended (hereinafter referred to as the "Law"), desiring to give notice of corporate action effectuating amendment of certain provisions of its Second Amended and Restated Articles of Incorporation, certifies the following facts:


                                    ARTICLE I

                                   AMENDMENTS

         SECTION 1: The date of incorporation of the Corporation is July 17, 1986.

         SECTION 2: The name of the Corporation following this amendment to the Articles of Incorporation is Emmis Communications Corporation.

         SECTION 3: Exhibit A of the Second Amended and Restated Articles of Incorporation is amended as provided on Attachment 1.


                                   ARTICLE II

                          DATE OF AMENDMENT'S ADOPTION

         The amendment was adopted June 13, 2005.


                                   ARTICLE III

                           MANNER OF ADOPTION AND VOTE

         SECTION 1:  Action by Directors:

         The amendment was approved by the Board of Directors of the Corporation on June 1, 2005.

         SECTION 2:  Action by Shareholders:

         The Shareholders of the Corporation entitled to vote in respect of the amendment adopted the amendment by vote of the Shareholders during a meeting called by the Board of Directors and held June 13, 2005. The result of the vote was as follows:

------------------------------------------------------------------------------------------------------------------------------
                                                                                                  6.25% SERIES A
    DESIGNATION OF EACH VOTING GROUP      CLASS A COMMON AND CLASS B COMMON (1)          CUMULATIVE CONVERTIBLE PREFERRED
------------------------------------------------------------------------------------------------------------------------------
Number of outstanding shares:                      Class A: 51,944,160                            2,875,000

                                                   Class B: 48,797,840
------------------------------------------------------------------------------------------------------------------------------
Number of votes entitled to be cast:               Class A: 51,944,160                            2,875,000

                                                   Class B: 48,797,840
------------------------------------------------------------------------------------------------------------------------------
Number of votes represented at the                 Class A: 25,667,744                            2,137,050
meeting:
                                                   Class B: 48,797,840
------------------------------------------------------------------------------------------------------------------------------
Shares voted in favor:                             Class A: 24,142,474                            2,126,140

                                                   CLASS B: 48,797,840
                                                    Total: 72,940,314
------------------------------------------------------------------------------------------------------------------------------
Shares voted against:                                Class A: 2,626                                 9,410

                                                       CLASS B: 0
                                                      Total: 2,626
------------------------------------------------------------------------------------------------------------------------------



----------
* The Class A Common Stock and the Class B Common Stock voting together as a single class.



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

                                   ARTICLE IV

                       COMPLIANCE WITH LEGAL REQUIREMENTS

         The manner of the adoption of the Articles of Amendment and the vote by which they were adopted constitute full legal compliance with the provisions of the Law, the Articles of Incorporation, as amended, and the By-Laws of the Corporation.

         I hereby verify subject to the penalties of perjury that the statements contained are true this 13th day of June 2005.


                                                     /s/ J. Scott Enright
                                                     --------------------
                                                     J. Scott Enright, Secretary




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

                                                                    ATTACHMENT 1


         SECTION 9(C)(V) OF EXHIBIT A TO THE SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION IS AMENDED HEREBY BY DELETING SECTION 9(C)(V) IN ITS ENTIRETY AND RESTATING IT TO READ AS FOLLOWS:

                (v) In case the Corporation shall at any time or from time to time (A) make a distribution to all holders of shares of its Common Stock consisting exclusively of cash (excluding any cash portion of distributions referred to in paragraph (iv) above, or cash distributed upon a merger or consolidation to which (B) of this paragraph below applies), that, when combined together with (x) all other such all-cash distributions made within the then-preceding 12 months in respect of which no adjustment has been made and (y) any cash and the fair market value of any other consideration paid or payable in respect of any tender offer by the Corporation or any of its subsidiaries for shares of Common Stock concluded within the then-preceding 12 months in respect of which no adjustment pursuant to this Section 9(c) has been made, in the aggregate exceeds 15% of the Corporation's Market Capitalization as of the record date of such distribution; (B) complete a tender or exchange offer which the Corporation or any of its subsidiaries makes for shares of the Corporation's Common Stock that involves an aggregate consideration that, together with (x) any cash and other consideration payable in a tender or exchange offer by the Corporation or any of its subsidiaries for shares of the Corporation's Common Stock expiring within the then preceding 12 months in respect of which no adjustment has been made and (y) the aggregate amount of any such all-cash distributions referred to in (A) of this paragraph to all holders of shares of Common Stock within the then preceding 12 months in respect of which no adjustments have been made, exceeds 15% of the Corporation's Market Capitalization as of the date of the first public announcement of such tender or exchange offer (the "Announcement Date"); or (C) make a distribution to all holders of its Common Stock consisting of evidences of indebtedness, shares of its capital stock other than Common Stock or assets (including securities, but excluding those dividends, rights, options, warrants and distributions referred to in this Section 9(c)), then (1) in the case of (A) and (C) above, the Conversion Price then in effect shall be adjusted by dividing the Conversion Price in effect immediately prior to the date of such distribution by a fraction
(x) the numerator of which shall be the Market Value as of the record date referred to below and (y) the denominator of which shall be such Market Value less the then fair market value (as determined by the Board of Directors of the Corporation) of the portion of the cash, evidences of indebtedness, securities or other assets so distributed or paid in such tender or exchange offer, for which no adjustment has been made, applicable to one share of Common Stock (assuming that the distribution and/or tender or exchange offer consideration is paid to the holders of all outstanding shares of Common Stock on the record date for the determination of shareholders entitled to receive such distribution) (but such denominator not to be less than one), and (2) in the case of (B) above, the Conversion Price then in effect shall be adjusted by dividing the Conversion Price in effect immediately prior to the expiration of such tender or exchange offer (the "Expiration Time") by a fraction (which shall not be less than one) (x) the numerator of which shall be equal to the product of (a) the Market Value as of the Announcement Date and (b) the number of shares of Common Stock outstanding (including any tendered shares) on the date of the Expiration Time less the number of all shares of Common Stock validly tendered, not withdrawn and accepted for payment up to any maximum specified in the terms of the tender offer or exchange offer (such


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


validly tendered shares, up to any such maximum, being referred to as the "Purchased Shares") and (y) the denominator of which shall be equal to (a) the product of (I) the Market Value as of the Announcement Date and (II) the number of shares of Common Stock outstanding (including any tendered shares) on the date of the Expiration Time less (b) the fair market value (as determined by the Board of Directors of the Corporation) of the cash, evidences of indebtedness, securities or other assets paid in such tender or exchange offer or so distributed for which no adjustment has been made (assuming in the case of any tender offer or exchange offer, the acceptance, up to any maximum specified in the terms of the tender or exchange offer, of Purchased Shares); provided, however, that no adjustment shall be made with respect to any distribution of rights to purchase securities of the Corporation if the holder of shares of Preferred Stock would otherwise be entitled to receive such rights upon Conversion at any time of shares of Preferred Stock into shares of Class A Common Stock unless such rights are subsequently redeemed by the Corporation, in which case such redemption shall be treated for purposes of this Section 9(c)(v) as a dividend on the Common Stock. Such adjustment shall be made whenever any such distribution is made or tender or exchange offer is completed, as the case may be, and shall become effective retroactively to a date immediately following the close of business on the record date for the determination of stockholders entitled to receive such distribution (or in the case of a tender or exchange offer, immediately prior to the opening of business on the day after the Expiration Time). For purposes of determining the fair market value of any cash, evidences of indebtedness, securities or other assets paid in any tender or exchange offer (the "Tender Consideration") in clause (1)(y) above, only the excess (if any) of the Tender Consideration over the product of the Market Value as of the Announcement Date for such tender or exchange offer and the number of shares of Common Stock purchased in such tender of exchange offer shall be included in such calculation.

         Notwithstanding the foregoing, with respect to the Company's tender offer for up to 20,250,000 shares of Class A Common Stock as set forth in the Offer to Purchase dated May 16, 2005, as amended from time to time thereafter (the "2005 Tender Offer"), the Conversion Price shall be adjusted as follows: the Conversion Price then in effect shall be adjusted to the number equal to (a) the Liquidation Preference divided by (b) the sum of (i) a fraction the numerator of which shall equal the Liquidation Preference and the denominator of which shall be the Conversion Price in effect immediately prior to the close of business on the date of the Expiration Time for the 2005 Tender Offer plus (ii) the product of (x) 0.386 and (y) a fraction the numerator of which shall be the purchase price paid in the 2005 Tender Offer for all shares of Class A Common Stock that are validly tendered and not withdrawn and accepted for payment in accordance with the terms of the 2005 Tender Offer and the denominator of which shall be 400,000,000.


                   [REMAINDER OF PAGE LEFT BLANK DELIBERATELY]





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


      A NEW SECTION 11 IS ADDED HEREBY TO EXHIBIT A TO THE SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION TO READ AS FOLLOWS:

         11.    REDEMPTION UPON GOING PRIVATE TRANSACTION.

         11.1 If a Going Private Redemption Transaction (as defined below) occurs, the holders of the Preferred Stock shall have the right to require that the Corporation redeem all or a portion of their outstanding shares of Preferred Stock on the date that is the first anniversary of the Going Private Redemption Transaction (or, if such date is not a Business Day, on the next Business Day) (such date, the "Going Private Redemption Date") at a redemption price per share equal to 100% of the Liquidation Preference plus Accrued Dividends and Accumulated Dividends, if any, whether or not declared to the Going Private Redemption Date (the "Going Private Redemption Price") in accordance with the terms of this Section 11. "Going Private Redemption Transaction" shall mean a Going Private Transaction (as defined in Article III of the Corporation's Second Amended and Restated Articles of Incorporation) in which a Permitted Holder or an Affiliate of Smulyan (as defined in Article III of the Corporation's Second Amended and Restated Articles of Incorporation) participates, which does not otherwise constitute a Change of Control.

         11.2 At least 30 days prior to the Going Private Redemption Date, the Corporation shall provide a notice (the "Going Private Redemption Notice") by first class mail to each record holder of shares of Preferred Stock, at such holder's address as the same appears on the books of the Corporation. Each such notice shall state (i) that a Going Private Redemption Transaction has occurred and that each holder has the right to require the Corporation to redeem all or a portion of such holder's shares of Preferred Stock at a redemption price per share equal to 100% of the Liquidation Preference plus Accrued Dividends and Accumulated Dividends, if any, whether or not declared to the Going Private Redemption Date; (ii) the last day on which a holder may elect to have all or a portion of its shares of Preferred Stock redeemed; (iii) the procedures that holders must follow to have their Preferred Stock redeemed; and (iv) the Going Private Redemption Date; provided, however, that no failure to mail such notice, nor any defect therein, nor in the mailing thereof, shall affect the validity of the proceedings for the redemption of any of the Preferred Stock to be redeemed owned by the other holders to whom such notice was duly given. On the Going Private Redemption Date, the Corporation shall pay over the Going Private Redemption Price to the holders of the shares of Preferred Stock who have validly elected to have all or a portion of their shares redeemed upon the endorsement and surrender of the certificates for such shares of Preferred Stock by the holders thereof.

         11.3 On or before the Going Private Redemption Date, each holder of shares of Preferred Stock to be redeemed shall surrender the certificate or certificates representing such shares of Preferred Stock to the Corporation, in the manner and at the place designated in the Going Private Redemption Notice and on the Going Private Redemption Date, the full Going Private Redemption Price, payable in cash, for such shares of Preferred Stock to be redeemed shall be paid or delivered to the person whose name appears on such certificate or certificates as the owner thereof, and the shares represented by each surrendered certificate shall be returned to authorized but unissued shares of preferred stock of any or no series. Upon surrender (in accordance with the Going Private Redemption Notice) of the certificate or certificates


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

representing any shares to be so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the Going Private Redemption Notice shall so state), such shares shall be redeemed by the Corporation at the Going Private Redemption Price. If fewer than all the shares represented by any such certificate are to be redeemed, a new certificate shall be issued representing the unredeemed shares, without cost to the holder thereof, together with the amount of cash, if any, in lieu of fractional shares.

         11.4 If a Going Private Redemption Notice shall have been given as provided in Section 11.2 and a holder shall have validly elected to have all or a portion of its shares of Preferred Shares redeemed, dividends on such shares of Preferred Stock to be redeemed shall cease to accrue, such shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as shareholders of the Corporation with respect to shares so called for redemption (except for the right to receive from the Corporation the Going Private Redemption Price) shall cease (including any right to receive dividends otherwise payable on any Dividend Payment Date that would have occurred after the time and date of such redemption) either (i) from and after the Going Private Redemption Date (unless the Corporation shall default in the payment of the Going Private Redemption Price, in which case such rights shall not terminate at such date) or (ii) if the Corporation shall so elect and state in the Going Private Redemption Notice, from and after the time and date (which date shall be the Going Private Redemption Date or an earlier date not less than 30 days after the date of mailing of the Going Private Redemption Notice) on which the Corporation shall establish an account and irrevocably deposit for the holders of the shares of Preferred Stock to be redeemed with a designated bank or trust company doing business in the State of New York, as paying agent (the "Principal Agent"), money sufficient to pay at the office of such paying agent, on the Going Private Redemption Date, the Going Private Redemption Price. The holders of the Preferred Stock or their appointed representatives shall have a perfected first priority security interest in such account. Any money so deposited with any such Principal Agent which shall not be required for such redemption shall be returned to the Corporation forthwith. Subject to applicable escheat laws, any moneys so set aside by the Corporation and unclaimed at the end of one year from the Going Private Redemption Date shall revert to the general funds of the Corporation, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Corporation for the payment of the Going Private Redemption Price without interest. Any interest accrued on funds so deposited shall be paid to the Corporation from time to time.

         11.5 Immediately prior to the consummation of a Going Private Redemption Transaction, the Corporation shall establish a dividend account with a designated bank or trust company doing business in the State of New York (the "Dividend Agent"). The holders of the Preferred Stock or their appointed representatives shall have a perfected first priority security interest in such account (the "Preferred Shareholder Dividend Security Account"). The Corporation shall deposit with such Dividend Agent money sufficient to pay all dividends payable pursuant to Section 3 of this Exhibit A to the holders of all outstanding shares of Preferred Stock for each Dividend Payment Date occurring after the consummation of the Going Private Redemption Transaction and on or prior to the Going Private Redemption Date. On each Dividend Payment Date occurring after the consummation of the Going Private Redemption Transaction, the Dividend Agent shall release from such account money sufficient to pay the dividends then due and payable on the outstanding shares of Preferred Stock. Any money so held which shall not be used to pay such dividends shall be returned to the Corporation forthwith and in any event following the Going Private Redemption Date, all such money so held shall be released to the Corporation (unless the Corporation shall default in the payment of the Going Private Redemption Price). Any interest accrued on the funds or investment income in respect of such funds shall be paid to the Corporation from time to time. In connection with any Going Private Redemption Transaction, the Company shall disclose in the 13e-3 disclosure document filed in connection therewith the terms of the Preferred Shareholder Dividend Security Account and shall attach as an exhibit thereto the definitive documentation to be entered into in connection therewith.

         11.6 The Corporation shall comply, to the extent applicable, with the requirements of Section 13(e) and 14(e) of the Exchange Act and any other securities laws or regulations in connection with redemption of the Preferred Stock pursuant to this Section 11. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 11, the Corporation shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 11 by virtue of its compliance with such securities laws or regulations.

         11.7   The rights of holders of Preferred Stock pursuant to this
Section 11 are in addition to the rights of holders of Preferred Stock provided for in Sections 6 and 9 of this Exhibit A.




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